Exhibit 10.48

SERVICES AGREEMENT AMENDMENT

This Services Agreement Amendment (the “Amendment Agreement”) is entered into as of October 2, 2014 (“Effective Date”) between Pure Biosciences Inc., a Delaware Corporation, with a place of business at 1725 Gillespie Way, El Cajon, California 92020 (the “Company”) and Pillar Marketing Group, Inc., a California Corporation, with a place of business at 4570 Campus Drive #2, Newport Beach, California 92660 (“PILLAR”).

RECITALS

WHEREAS, the Company and PILLAR entered into that certain Services Agreement on August 13, 2013 (the “Services Agreement”), whereby the Company engaged PILLAR to perform certain services in exchange for the compensation structure described in Section 7 therein.

WHEREAS, the Company and PILLAR wish to amend a certain provision of Section 7 of the Services Agreement as set forth below.

NOW, THEREFORE, in consideration of the mutual promises made herein, the Services Agreement is amended as follows:

AGREEMENT

1. Section 7(e) is hereby amended and replaced in its entirety with the following paragraph:

“(e) Upon consummation of any transaction involving the acquisition, merger, or combination, or similar transaction of or with another company, Company shall issue to PILLAR common stock of Company for that number of shares equal to three (3%) of the issued and outstanding shares of Company determined on a fully diluted basis post-transaction. In the event of the termination of this Agreement for any reason and Company completes a transaction described in this subparagraph (e) within twelve (12) months of such termination, then Company shall issue to PILLAR the shares in accordance with this subparagraph (e).”

2. Except as expressly modified by this Amendment Agreement, the Services Agreement, as previously amended, shall remain unmodified and in full force and effect.

3. This Amendment Agreement, together with the Services Agreement and all documents and agreements referred to herein and therein, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

The parties hereto, intending to be legally bound, hereby execute this Amendment Agreement effective as of the day first above written.

PILLAR MARKETING GROUP, INC.		PURE BIOSCIENCES INC.

By:	/s/ Tom Hemingway	By:	/s/ Peter C. Wulff
Name:	Tom Hemingway	Name:	Peter C. Wulff
Title:	Pres/CEO	Title:	Chief Financial Officer/Chief Operating Officer

[Signature Page to Services Agreement Amendment]